Exhibit 4.1

PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (“Agreement”) is made as of this 31st day of March, 2005 (the “Signing Date”) by and among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), and the Investors set forth on Schedule I affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals:

          A. The Company desires to raise up to $8,750,000 through the issuance and sale of up to 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Investors at a per share purchase price of $8.75, together with a warrant to acquire one-quarter of a share of Common Stock, at an exercise price equal to the greater of (i) the market price (as determined in accordance with the rules of the NASDAQ Stock Market) of a share of Common Stock on the Signing Date or (ii) $10.01 per share of Common Stock, in the form of Exhibit A annexed hereto and made a part hereof (the “Warrants”), for each share of Common Stock purchased by the Investors pursuant to this Agreement (the “Private Placement”); and

          B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, such number of shares of the Company’s Common Stock as is set forth next to each such Investor’s name on Schedule I affixed hereto; and

          C. The Company has agreed that, upon consummation of the purchase of the Common Stock, the Company will issue to each Investor, or its designee, Warrants to purchase such number of shares of the Company’s Common Stock as is set forth next to each such Investor’s name on Schedule I affixed hereto; and

          D. The Company has engaged Ryan Beck & Co. as its placement agent (the “Placement Agent”) for the Private Placement on a “best efforts” basis; and

          E. Contemporaneous with the sale of the Common Stock, the parties hereto will enter into a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “1933 Act”), and applicable state securities laws; and

          F. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.

          NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

          “Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

          “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

          “Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may be reclassified.

          “Company’s Knowledge” means the actual knowledge of the executive officers of the Company, after due inquiry and investigation.

          “Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

          “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          “Intellectual Property” means all of the following: (i) patents and patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights; (iv) registrations, applications and renewals for any of the foregoing; (v) Confidential Information; and (vi) computer software (including, but not limited to, data, data bases and documentation).

          “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company taken as a whole, or (ii) the ability of the Company to issue and sell the securities contemplated hereby and to perform its obligations under the Transaction Documents.

          “Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

          “Net Escrow Amount” means the Escrow Amount (as defined in Section 3.1) less the Cash Placement Agent Fee (as defined in Section 5.20) and the Placement Agent

Counsel Fees (as defined in Section 10.5).

          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          “Placement Agent Agreement” means that certain Agreement, dated as of February 17, 2005, by and between the Company and the Placement Agent.

          “Requisite Holders” shall mean, with respect to any consent, vote or other action, (i) prior to the Closing Date (as defined in Section 4), the Investors who have subscribed to purchase a majority of the Shares and (ii) following the Closing Date, the Investors holding a majority of the Shares.

          “SEC Filings” has the meaning set forth in Section 5.6.

          “Securities” means the Shares, the Warrants and the Warrant Shares.

          “Shares” means the shares of Common Stock being purchased by the Investors hereunder.

          “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

          “Transaction Documents” means this Agreement, the Warrants, and the Registration Rights Agreement.

          “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

          “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and Warrants in the respective amounts set forth opposite the Investors’ names on Schedule I attached hereto in exchange for the cash consideration set forth opposite their respective names on Schedule I.

     3. Escrow of Purchase Price.

          3.1. Simultaneously with the execution and delivery of a counterpart to this Agreement by an Investor, such Investor shall (i) promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing such Investor’s “Aggregate Purchase Price”, as set forth on such Investor’s signature page and opposite such Investor’s name on Schedule I affixed hereto, to be paid to the non-interest bearing escrow account of Lowenstein Sandler PC, the Placement Agent’s counsel (“Placement Agent Counsel”), set forth on Schedule II affixed hereto (the aggregate amounts being held in escrow are referred to herein as the “Escrow Amount”) and (ii) deliver to the Placement Agent and the Company a duly executed counterpart to the Registration Rights Agreement. Placement Agent Counsel shall hold the Escrow Amount in escrow until (i) Placement Agent Counsel receives written instructions from the Company and the Requisite Holders authorizing the release of the Escrow Amount in accordance with Section 4, or (ii) Placement Agent Counsel’s receipt of written instructions from the Company and/or the Requisite Holders (or a specific terminating Investor pursuant to Section 7.3(a)(iv)) that the Agreement has been terminated in accordance with Section 7.3 in which case Placement Agent Counsel shall return to each Investor (or, in the case of a termination of this Agreement by an Investor solely with respect to itself pursuant to Section 7.3(a)(iv), such terminating Investor), the portion of the Escrow Amount each such Investor delivered to the Placement Agent Counsel. The Company hereby authorizes the Placement Agent Counsel to release from the Escrow Amount, at the Closing (as defined in Section 4), without further action or deed (other than receipt of the written instructions from the Company and the Requisite Holders authorizing the release of the Escrow Amount), the (i) Cash Placement Agent Fee (as defined in Section 5.20) to the Placement Agent, the (ii) Placement Agent Counsel Fees (as defined in Section 10.5) to Placement Agent Counsel, and (iii) the Net Escrow Amount to the Company.

          3.2. The Company and the Investors acknowledge and agree for the benefit of Placement Agent Counsel (which shall be deemed to be a third party beneficiary of this Section 3) as follows:

          (a) Placement Agent Counsel (i) is not responsible for the performance by the Company or the Investors of this Agreement or any of the Transaction Documents or for determining or compelling compliance therewith, (ii) is only responsible for (A) holding the Escrow Amount in escrow pending receipt of written instructions from the Requisite Holders and/or the Company directing the release of the Escrow Amount in accordance with Section 3.1 and (B) disbursing the Escrow Amount in accordance with the written instructions from the Company and/or the Requisite Holders in accordance with Section 3.1, each of the responsibilities of Placement Agent Counsel in clause (A) and (B) is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Placement Agent Counsel (collectively, the “Placement Agent Counsel Duties”), (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the Person signing or presenting the same, (v) may consult counsel satisfactory to it, and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel, and (vi) shall be authorized to distribute, at the Closing, to Placement Agent Counsel the Placement Agent Counsel Fees. Documents and written materials referred to in this Section 3.2(a) include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by Placement Agent Counsel as having been signed or presented by a Person if it bears, as sender, the Person’s e-mail address.

          (b) Placement Agent Counsel shall not be liable to anyone for any action taken or omitted to be taken by it hereunder, except in the case of Placement Agent Counsel’s gross negligence, bad faith or willful misconduct in breach of the Placement Agent Counsel Duties. IN NO EVENT SHALL PLACEMENT AGENT BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF PLACEMENT AGENT COUNSEL HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

          (c) The Company and the Investors hereby indemnify and hold harmless Placement Agent Counsel from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which Placement Agent Counsel may suffer or incur by reason of any action, claim or proceeding brought against Placement Agent Counsel arising out of or relating to the performance of the Placement Agent Counsel Duties, unless such action, claim or proceeding is the result of the willful misconduct, bad faith or gross negligence of Placement Agent Counsel.

          (d) Placement Agent Counsel has acted as legal counsel to the Placement Agent in connection with this Agreement and the other Transaction Documents, is merely acting as a stakeholder under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to Placement Agent including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter. Each of the Company and the Investors hereby expressly consents to permit Placement Agent Counsel to represent Placement Agent Counsel in connection with all matters relating to this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation. Each of the Company and the Investors has consulted with its own counsel specifically about this Section 3 to the extent they deemed necessary, and has entered into this Agreement after being satisfied with such advice.

     4. Closing. Upon confirmation that the conditions to closing specified herein have been satisfied or waived by the Requisite Holders or the Company, as applicable, (i) the Company shall deliver to Placement Agent Counsel, in trust, certificates, registered in such name or names as the Investors may designate, representing the Shares and certificates representing the Warrants, with instructions that such Shares and certificates are to be held for release to the Investors only upon payment in full of the aggregate purchase price to the Company (as set forth below) by all the Investors and (ii) following receipt of such certificates, the Company and the Requisite Holders shall jointly instruct Placement Agent Counsel to release (A) the Net Escrow Amount to the Company (the date of receipt of the Net Escrow Amount by the Company is hereinafter referred to as the “Closing Date”), (B) the Cash Placement Agent Fee to the Placement Agent and (C) the Placement Agent Counsel Fees to Placement Agent Counsel. On the Closing Date, the certificates representing the Shares and the Warrants shall be released to the Investors (the “Closing”). The purchase and sale of the Shares and the issuance of the Warrants in the Closing shall take place at the offices of Placement Agent Counsel, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Requisite Holders shall mutually agree.

     5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

          5.1. Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification necessary, unless the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

          5.2. Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

          5.3. Capitalization.

          (a) Schedule 5.3 sets forth (i) the authorized capital stock of the Company on the date hereof, (ii) the number of shares of capital stock issued and outstanding, (iii) the number of shares of capital stock issuable pursuant to the Company’s stock plans, whether or not approved by stockholders, and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities, the Placement Agent Warrants (as defined in Section 5.20) and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 5.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 5.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company. Except as described on Schedule 5.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

          (b) Except as described on Schedule 5.3 and except for the Placement Agent Warrants, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

          (c) Except as set forth on Schedule 5.3, the Company does not have outstanding shareholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

          (d) The Company does not have any Subsidiaries.

          5.4. Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants and the Placement Agent Warrants have been duly and validly authorized. Upon the due exercise of the Warrants and the Placement Agent Warrants, the Warrant Shares and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

          5.5. Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than those consents set forth on Schedule 5.5, consents or filings that have already been obtained, the filings with the SEC of one or more registration statements in accordance with the Registration Rights Agreement, filings required by Section 10.7 hereof, and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, (iii) the issuance of the Placement Agent Warrants and the shares of Common Stock issuable upon exercise thereof, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject or any provision of the Company’s Restated Articles of Incorporation, by-laws or any shareholder rights agreement that is or could become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

          5.6. Delivery of SEC Filings; Business. The Company has made filings with SEC, which are available on EDGAR, including its Annual Report on Form 10-K/A for the fiscal year ended January 3, 2004 (the “2003 Form 10-K”), the Company’s Quarterly Reports on Form 10-Q/A for the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 (the “Form 10-Qs”) and other reports filed by the Company pursuant to the 1934 Act, and provided to Investors a draft of its Annual Report on Form 10-K for the fiscal year ended January 1, 2005, which contains financial statements which have not been audited (the “Draft 2004 Form 10-K”) (collectively, the Company’s filings with the SEC and the Draft 2004 Form 10-K are referred to as the “SEC Filings”). The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company.

          5.7. Use of Proceeds. The proceeds of the sale of the Shares hereunder shall be used by the Company to open new stores, remodel existing stores, repay indebtedness under the Company’s revolving line of credit and for other working capital purposes.

          5.8. No Material Adverse Change. Except as identified and described in the SEC Filings or as described on Schedule 5.8(a), since January 1, 2005, there has not been:

               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the SEC Filings, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

               (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

               (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company;

               (iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company;

               (vi) any change or amendment to the Company’s Restated Articles of Incorporation or by-laws, or material change to any Material Contract by which the Company is bound or to which any of their respective assets or properties is subject;

               (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

               (viii) any transaction entered into by the Company other than in the ordinary course of business (other than as contemplated by the Transaction Documents);

               (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;

               (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

               (xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect; provided however, any decline in the market price of the Company’s Common Stock as a result of the transactions contemplated by the Transaction Documents, or the public announcement thereof, shall not be deemed to be such an event or condition.

          5.9. SEC Filings.

          (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except as disclosed in the SEC Filings or as described in Schedule 5.9. The Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract and, to the Company’s Knowledge, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default of any Material Contract. Except as disclosed in the SEC Filings or as described in Schedule 5.9, the Company has not received any notice of the intention of any party to terminate any Material Contract.

          (b) Except as disclosed in the SEC Filings or as described in Schedule 5.9, each registration statement and any amendment thereto filed by the Company since January 1, 2004 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and except as disclosed in the SEC Filings or as described in Schedule 5.9, each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          5.10. No Conflict, Breach, Violation or Default.

          (a) The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities and the Placement Agent Warrants will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Restated Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and accurate copies of which have been filed with the SEC before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) except as set forth on Schedule 5.10, any Material Contract to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject.

          5.11. Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. Except as described on Schedule 5.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity and the Company is not presently undergoing any audit by a taxing authority, or has waived or extended any statute of limitations at the request of any taking authority.

          5.12. Title to Properties. Except as disclosed in the SEC Filings or as set forth on Schedule 5.12, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects, except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

          5.13. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          5.14. No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the Company’s Knowledge, is imminent.

          5.15. Intellectual Property.

          (a) Except as disclosed in the SEC Filings, all Intellectual Property of the Company is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. Except as disclosed in the SEC Filings or as listed on Schedule 5.15(a), no Intellectual Property of the Company which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened, except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Filings or as listed on Schedule 5.15(a), no patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

          (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted to which the Company is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

          (c) Except as disclosed in the SEC Filings, the Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s business. Except as disclosed in the SEC Filings, the Company has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the business of the Company as currently conducted or as currently proposed to be conducted.

          (d) Except as disclosed in the SEC Filings, the conduct of the Company’s business as currently conducted and as currently proposed to be conducted does not and will not infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. Except as disclosed in the SEC Filings, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company which are necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted are not being infringed by any third party, except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Filings or as set forth on Schedule 5.15(d), there is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and the Company’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

          (e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted.

          (f) To the Company’s knowledge, all material software owned by the Company, and, to the Company’s Knowledge, all software licensed from third parties by the Company, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

          (g) The Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property and Confidential Information.

          5.16. Environmental Matters. To the Company’s knowledge, the Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

          5.17. Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties; and except as disclosed in the SEC Filings, to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

          5.18. Financial Statements. Except as disclosed in the SEC Filings or as described in Schedule 5.18, the financial statements included in each SEC Filing fairly present the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings, the Company has not incurred any liabilities, contingent or otherwise, except those which, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect.

          5.19. Insurance Coverage. The Company maintains in full force and effect insurance coverage by insurers of recognized financial responsibility against losses and risks and in amounts as are prudent and customary in it business; and the Company reasonably believes such insurance coverage is adequate.

          5.20. Brokers and Finders. Except for the cash commission to be paid (the “Cash Placement Agent Fee”) and warrants to be issued (the “Placement Agent Warrants”) to the Placement Agent pursuant to the terms of the Placement Agent Agreement, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

          5.21. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

          5.22. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from the registration requirements imposed under Section 5 of the 1933 Act for the transactions contemplated hereby or would require such registration the 1933 Act.

          5.23. Private Placement. Subject to the accuracy of the representations and warranties of the Investors contained in Section 6 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

          5.24. Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of its current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

          5.25. Transactions with Affiliates. Except as disclosed in SEC Filings made on or prior to the date hereof, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act.

          5.26. Internal Controls. Except as set forth on Schedule 5.26, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the most recent periodic reporting period under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except with respect to the remediation of the material weakness in internal control over financial reporting and the ineffectiveness of disclosure controls and procedures as described in the SEC Filings, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Item 308(c) of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles and the applicable requirements of the 1934 Act.

          5.27. Disclosures. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     6. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company and the Placement Agent that:

          6.1. Organization; Authorization. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or organizational power and authority to enter into and to consummate the transactions contemplated in the Transaction Documents and to otherwise carry out its obligations thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

          6.2. Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, for investment purposes, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

          6.3. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Investor is experienced in making private investments in public equities, similar to the purchase of the Securities hereunder.

          6.4. Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of and its satisfactory review of the SEC Filings. The Investor acknowledges that it has been afforded the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

          6.5. Restricted Securities. The Securities may only be disposed of in compliance with state and federal securities laws. The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In connection with any transfer of the Securities other than pursuant to an effective registration statement, except as provided for in Section 8.8, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.

          6.6. Legends.

          (a) It is understood that, except as provided below, certificates evidencing such Securities may bear the following or any similar legend:

“The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, or (ii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

          (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

          6.7. Accredited Investor. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants or the Placement Agent Warrants it will be, an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          6.8. No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

          6.9. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

          6.10. Prohibited Transactions. During the last thirty (30) days prior to the Signing Date, neither the Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any transactions in the securities of the Company, including any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated pursuant to Section 7.3 hereof.

          6.11 Limited Ownership. The purchase by such Investor of the Securities issuable to it at the Closing will not result in such Investor (individually or together with other Person with whom such Investor has identified, or will have identified, itself as part of a “group”

in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of the lesser of (i) 780,000 shares of Common Stock or (ii) 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that such Closing shall have occurred. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of the lesser of (i) 780,000 shares of the Common Stock or (ii) 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing at issue shall have occurred.

          6.12 Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of the Company or the Placement Agent or any of their agents, counsel or Affiliates in making its investment decision hereunder.

     7. Conditions to Closing.

          7.1. Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Securities at the Closing is subject to the fulfillment to the Requisite Holders’ reasonable satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by the Requisite Holders:

          (a) The representations and warranties made by the Company in Section 5 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 5 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date (including the delivery of the certificates representing the Shares and the Warrants to Placement Agent Counsel in accordance with Section 4 hereof).

          (b) The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, and all of which shall be and remain so long as necessary in full force and effect.

          (c) The Company shall have executed and delivered the Registration Rights Agreement to the Placement Agent.

          (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

          (e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 7.1.

          (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Restated Articles of Incorporation and by-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

          (g) The Investors shall have received an opinion from Bryan Cave LLP, the Company’s counsel, dated as of the Closing Date, which shall be reasonably satisfactory to the Requisite Holders.

          (h) No stop order or suspension of trading shall have been imposed by any Person with respect to public trading in the Common Stock.

          (i) The Company shall have delivered a lock-up letter, in the form attached hereto as Exhibit C, executed by Peter Edison and Peter Edison’s father, Bernard Edison.

          7.2. Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

          (a) The representations and warranties made by the Investors in Section 6 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

          (b) The Company shall have obtained any required approval, consent or waiver from the lender under its revolving line of credit relating to the consummation of the purchase and sale of the Securities which shall be and remain so long as necessary in full force and effect. The Company shall take all reasonably necessary action to promptly obtain such approval, consent or waiver.

          (c) The Investors shall have executed and delivered the Registration Rights Agreement to the Placement Agent and the Company at or prior to Closing; provided, that, this condition shall be satisfied with respect to each Investor who has executed and delivered the Registration Rights Agreement.

          (d) Each of the Investors shall have delivered to Placement Agent Counsel prior to Closing the “Aggregate Purchase Price” set forth opposite such Investor’s name on Schedule I affixed hereto.

          (e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

          (f) The Company shall have obtained any and all consents, approvals, confirmations and waivers of, and made any notifications to, the Nasdaq National Market, which are necessary for consummation of the purchase and sale of the Securities, including the approval of the Nasdaq National Market to include the Shares, Warrant Shares and Common Stock issuable pursuant to the Placement Agent Warrants on the Nasdaq National Market and confirmation from the Nasdaq National Market that such approval and the consummation of the transactions contemplated by the Transaction Documents do not require shareholder approval under rules of the Nasdaq National Market. The Company shall take all reasonably necessary action to promptly obtain such consents, approvals, confirmations and waivers, and to make any such notifications.

          7.3. Termination of Obligations to Effect Closing; Effects.

          (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

               (i) Upon the mutual written consent of the Company and the Requisite Holders;

               (ii) By the Company if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

               (iii) By the Requisite Holders if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by the Requisite Holders; or

               (iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to April 15, 2005;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations,

warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

          (b) Nothing in this Section 7.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

     8. Covenants and Agreements of the Company.

          8.1. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants and the Placement Agent Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants and the Placement Agent Warrants issued pursuant to this Agreement in accordance with their respective terms.

          8.2. Reports. The Company will furnish to such Investors and/or their assignees such information relating to the Company as from time to time may reasonably be requested by such Investors and/or their assignees; provided, however, the Company may but is not required to provide to the Investors and/or their assignees material nonpublic information; provided further, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

          8.3. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Transaction Documents.

          8.4. Insurance. The Company shall not materially reduce the insurance coverages described in Section 5.19.

          8.5. Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance would not have a Material Adverse Effect.

          8.6. Termination of Certain Covenants. The provisions of Sections 8.2 through 8.5 shall terminate and be of no further force and effect upon the date on which the Company’s obligations under the Registration Rights Agreement to register and maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

          8.7. Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares, the Warrant Shares and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants to be approved for inclusion in the Nasdaq National Market. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares, the Warrant Shares and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq National Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations applicable to issuers whose securities are listed on such market.

          8.8. Removal of Legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor’s written confirmation that such Securities will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act or (ii) delivery to the Company of a representation letter in customary form that Rule 144(k) has become available, the Company shall, upon an Investor’s written request, promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, unlegended certificates shall be delivered to the applicable Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form.

     9. Survival and Indemnification.

          9.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing Date for a period of three (3) years; provided, however, that the provisions contained in Section 8 hereof shall survive in accordance therewith.

          9.2. Indemnification. The Company agrees to indemnify and hold harmless, each Investor and their respective Affiliates and the directors, officers, employees and agents of each Investor and their respective Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by, or to be performed on the part of, the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

          9.3. Conduct of Indemnification Proceedings. Promptly after receipt by any

Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditions, but if settled without such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

     10. Miscellaneous.

          10.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the 1933 Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Except for Placement Agent and Placement Agent Counsel, which are express intended third party beneficiaries of this Agreement, and except for provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          10.2. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          10.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          10.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described on the earlier of (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier; and (v) upon actual receipt by the party to whom the notice is required to be given. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, MO 63103
Attention: Peter Edison
Fax: (314)641-0390

With a copy to:

Bryan Cave LLP
One Metropolitan Square
211 N. Broadway Ste. 3600
St. Louis MO 63102
Attn: J. Mark Klamer
Fax: (314)259-2020

If to any of the Investors:

to the addresses set forth on Schedule I hereto.

With a copy to:

Ryan Beck & Co.
650 Madison Avenue
New York, NY 10022
Attn: Michael Kollender
Fax: (212)407-0898

          10.5. Expenses. The Company shall pay the reasonable fees and expenses of

Placement Agent Counsel in connection with the Private Placement (the “Placement Agent Counsel Fees”), which Placement Agent Counsel Fees shall include, without limitation, the fees and expenses associated with the negotiation, preparation and execution and delivery of this Agreement and the other Transaction Documents and any amendments, modifications or waivers thereto; provided however, the Placement Agent Counsel Fees shall not exceed $50,000. The Placement Agent Counsel Fees shall be paid to Placement Agent Counsel at the Closing by release to Placement Agent Counsel of the portion of the Escrow Amount equal to the Placement Agent Counsel Fees. Except as set forth above, the Company and the Investors shall each bear their own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

          10.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement shall not be waived (either generally or in a particular instance and either retroactively or prospectively), without the prior written consent of the Company and the Requisite Holders; provided, however, that any provision hereof which impairs the rights or increases the obligations of a specific Investor disproportionately to other Investors shall not be amended or waived without the prior written consent of the Company and that particular Investor; provided, further, that any provision affecting the rights or obligations of Placement Agent Counsel shall not be waived or amended without the prior written consent of Placement Agent Counsel. Any amendment or waiver effected in accordance with this Section 10.6 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

          10.7. Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the third trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

          10.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          10.9. Entire Agreement. This Agreement, including the Schedules, Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof; provided however, the obligations of the Investor under any nondisclosure agreement or confidentiality letter entered into by such Investor in connection with the offering of the Securities shall continue to apply in accordance with the terms thereof.

          10.10. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          10.11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[signature page follows]

[Company Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

BAKERS FOOTWEAR GROUP, INC.
By:	/s/ Peter Edison
Name:	Peter Edison
Title:	Chairman of the Board and Chief Executive Officer

[Investor Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:  3/29/05

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	SR Capital Partners, L. P.

Print name of entity

(Printed Name)	By:	/s/ Norris Nissin

	Name:	Norris Nissin
	Title:	Vice President & General Counsel
Of Levco GP, Inc.,
Its Managing General Partner

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $$281,312.50 (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:  3/29/05

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	SR Capital Offshore, Ltd.

Print name of entity

(Printed Name)	By:	/s/ Norris Nissin

	Name:	Norris Nissin
	Title:	Vice President & General Counsel
Of John A. Levin & Co., Inc.,
Its Investment Manager

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $___$1,906,187.50____ (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:     March 30, 2005

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Harbour Holdings Ltd.

Print name of entity

(Printed Name)	By:	/s/ Pamela A. Cavanaugh

	Name:	Pamela A. Cavanaugh
	Title:	Vice President and Treasurer
Harbour Holdings, Ltd.

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $ $984,375.00 (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:     March 30, 2005

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Skylands Special Investment LLC

Print name of entity

(Printed Name)	By:	/s/ Pamela A. Cavanaugh

	Name:	Pamela A. Cavanaugh
	Title:	Vice President, Skylands Capital, LLC
Managing Member, Skylands Special
Investment LLC

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $ $612,500.00 (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:     March 30, 2005

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Skylands Quest LLC

Print name of entity

(Printed Name)	By:	/s/ Pamela A. Cavanaugh

	Name:	Pamela A. Cavanaugh
	Title:	Vice President, Skylands Capital, LLC
Managing Member, Skylands Quest LLC

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $ $153,125.00 (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Pequot Scout Fund, L. P.
By Pequot Capital Management, Inc.
Investment Manager
Print name of entity

(Printed Name)	By:	/s/ Aryeh Davis

	Name:	Aryeh Davis
	Title:	General Counsel / COO

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $ $1,862,875 (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)		Pequot Navigator Onshore Fund, L.P.
By Pequot Capital Management, Inc.
Investment Manager
Print name of entity

(Printed Name)	By:	/s/ Aryeh Davis

	Name:	Aryeh Davis
	Title:	General Counsel / COO

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $ $1,199,625 (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:           3/31/05

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Crown Investment Partners, LP

Print name of entity

(Printed Name)	By:	/s/ Chris H. Pauli

	Name:	Chris H. Pauli
	Title:	Managing Member
of the General Partner

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $ $350,000.00 (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

          IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:           3/31/05

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)	The Crown Advisors #5

Print name of entity

(Printed Name)	By:	/s/ Chris H. Pauli

	Name:	Chris H. Pauli
	Title:	President

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $ $87,500.00 (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

     IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		WS Opportunity Fund (QP), L.P.

By: WS Ventures Management, L. P.,
General Partner

By: WSV Management, L.L.C.,
General Partner

(Printed Name)	By:	/s/ Reid S. Walker

Reid S. Walker,
Member

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $___$134,750 ___ (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

     IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		WS Opportunity Fund, L.P.

By: WS Ventures Management, L. P.,
General Partner

By: WSV Management, L.L.C.,
General Partner

(Printed Name)	By:	/s/ Reid S. Walker

Reid S. Walker,
Member

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $___$124,250 ___ (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

     IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:		IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)		WS Opportunity Fund International, Ltd.

By: WS Ventures Management, L. P.,
as agent and attorney-in-fact

By: WSV Management, L.L.C.,
General Partner
Print name of entity

(Printed Name)	By:	/s/ Reid S. Walker

Reid S. Walker,
Member

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $___$178,500 ___ (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

[Investor Signature Page]

     IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

Date:

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP,
TRUST, ESTATE OR OTHER ENTITY:

(Signature)	Hoak Public Equities, L. P.
Print name of entity

(Printed Name)	By:	/s/ J. Hale Hoak

	Name:	J. Hale Hoak,
	Title:	President, General Partner

Address:	Address:

Aggregate dollar amount of shares of Common Stock committed to be purchased pursuant to the terms of the Agreement:

[Insert dollar amount] $___$875,000 ___ (the “Investment Amount”).
(Shares of Common Stock to be received = the Investment Amount divided by $8.75)

SCHEDULE I

Investors

	Number of Shares of	Number of	Aggregate
Name of Investor	Common Stock	Warrants	Purchase Price

SR Capital Partners, L.P.	32,150	8,037.50	281,312.50

SR Capital Offshore, Ltd.	217,850	54,462.50	1,906,187.50

Harbour Holdings Ltd.	112,500	28,125.00	984,375.00

Skylands Special	70,000	17,500.00	612,500.00
Investment LLC

	Number of Shares of	Number of	Aggregate
Name of Investor	Common Stock	Warrants	Purchase Price

Skylands Quest LLC	17,500	4,375.00	153,125.00

Pequot Scout Fund, L.P.	212,900	53,225.00	1,862,875.00

Pequot Navigator Onshore Fund, L.P.	137,100	34,275.00	1,199,625.00

Crown Investment Partners, LP	40,000	10,000.00	350,000.00

The Crown Advisors #5	10,000	2,500.00	87,500.00

	Number of Shares of	Number of	Aggregate
Name of Investor	Common Stock	Warrants	Purchase Price

WS Opportunity Fund (QP), L.P.	15,400	3,850.00	134,750.00

WS Opportunity Fund, L.P.	14,200	3,550.00	124,250.00

WS Opportunity Fund International, Ltd.	20,400	5,100.00	178,500.00

Hoak Public Equities, L.P.	100,000	25,000.00	875,000.00

[Disclosure Schedules, including Schedules 5.3, 5.5, 5.6, 5.8(a), 5.9, 5.10, 5.11, 5.12, 5.15, 5.16, 5.17, 5.18, 5.20, 5.26 and 5.27, Schedule II and address and contact information for Investors have been omitted. The Registrant undertakes to furnish supplementally a copy of such omitted schedules and information to the Commission upon request.]

Exhibit A

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

     SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON ____   __, 2010 (the “EXPIRATION DATE”).

No. __________

BAKERS FOOTWEAR GROUP, INC.

WARRANT TO PURCHASE _______ SHARES OF
COMMON STOCK

     For VALUE RECEIVED,                                          (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Bakers Footwear Group, Inc., a Missouri corporation (“Company”), at any time beginning _______   __, 2005 [insert 180th day following the Closing Date] and not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above) (the “Exercise Period”), at an exercise price per share initially equal to $[___] [i.e., insert the greater of (I) $10.01 and (II) the market price, as determined in accordance with the rules of the NASDAQ Stock Market, on the Signing Date] (the exercise price in effect being herein called the “Warrant Price”), ___ shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder. The Company may deem and treat the registered holder of the Warrant as the absolute owner hereof for the purpose of any exercise or any distribution to such holder and for all other purposes, absent actual notice to the contrary.

     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise of Warrant. (a) Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time during the Exercise Period upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder), or in the event of a cashless exercise permitted pursuant to Section 3(b) below, with the Net Issue Election Notice attached hereto as Appendix B duly executed and completed. The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the Warrantholder shall have delivered evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement (or Net Issue Election Notice), shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

          (b) In addition to and without limiting the rights of the Warrantholder hereof under the terms of this Warrant, if a registration statement covering the Warrant Shares has not been declared effective by the Securities and Exchange Commission by ______   __, 2006 (the “One Year Anniversary Date”) or, if after the One Year Anniversary Date, sales of Warrant Shares cannot be made pursuant to such effective registration statement for any reason (other than during the period of an Allowed Delay (as defined in the Registration Rights Agreement (as defined in Section 10 hereof)) or the Warrantholder’s inability to sell any Warrant Shares due to market conditions) and such Warrant Shares are not eligible for sale by the Warrantholder pursuant to Rule 144(k) of the Securities Act, then the Warrantholder may elect to receive, without the payment by the Warrantholder of the Warrant Price, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed and completed, at the office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Warrantholder, during normal business hours on any business day. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable Warrant Shares, as is computed using the following formula:

X= Y(A-B)
A

where

               X = the number of shares of Common Stock to be issued to the Warrantholder (or such other person or persons as directed by the Warrantholder, subject to compliance with all applicable laws) upon such exercise of the rights under this Section 3(b)

               Y = the total number of shares of Common Stock covered by this Warrant which the Warrantholder has surrendered for cashless exercise

               A = the Market Price of one share of Common Stock on the date that the Warrantholder delivers the Net Issue Election Notice to the Company as provided herein

               B = the Warrant Price in effect under this Warrant on the date that the Warrantholder delivers the Net Issue Election Notice to the Company as provided herein

          (c) Notwithstanding anything herein to the contrary, in no event shall the Warrantholder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Warrantholder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Warrantholder and its Affiliates of more than 9.99% of the then outstanding shares of Common Stock. As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Warrantholder may waive the limitations set forth herein by sixty-one (61) days written notice to the Company.

     Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, dated March ___, 2005 (the “Purchase Agreement”), among the Company and the Investors named therein, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares (or proper exercise of the cashless exercise rights contained in Section 3(b) hereof), duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common

Stock or other capital stock which the Warrantholder would have received if this Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the aggregate fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation

Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the Market Price shall be the average of the closing sale price of one share of Common Stock on such exchange on the five (5) trading days prior to the Valuation Date, provided that if the Common Stock has not traded in the prior five (5) trading sessions, the Market Price shall be the average closing sale price of the Common Stock in the most recent five (5) trading sessions during which the Common Stock has traded; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the Market Price shall be the average of the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the five (5) trading days prior to the Valuation Date, provided that if the Common Stock has not traded in the prior five (5) trading sessions, the Market Price shall be the average closing sale price of the Common Stock in the most recent five (5) trading sessions during which the Common Stock has traded; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

          (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution referred to in (c) hereof and immediately after the effective date of each other event referred to in (a) or (b) hereof which requires an adjustment.

          (e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

     Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Registration Rights Agreement relating to the Warrant Shares (the “Registration Rights Agreement”)) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

     Section 11. Call Provision. Notwithstanding any other provision contained herein to the contrary, in the event that the closing bid price of a share of Common Stock as traded on Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $25.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for any twenty (20) consecutive trading days commencing after the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective, the Company, upon thirty (30) days prior written notice (the “Notice Period”) given to the Warrantholder within one business day immediately following the end of any such twenty (20) trading day period, may call this Warrant, in whole but not in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant; provided that (i) the Company simultaneously calls all Company Warrants (as defined below) on the same terms and (ii) all of the shares of Common Stock issuable hereunder either (A) are registered pursuant to an effective Registration Statement which has not been suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period. As used herein, the term “Company Warrants” means the warrants to purchase Common Stock issued by the Company to the investors pursuant to the Purchase Agreement but does not include any other warrants.

     Section 12. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 13. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 14. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Continental Stock Transfer & Trust Co. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 15. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described on the earlier of (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier, and (v) upon actual receipt by the party to whom the notice is required to be given. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten (10) days’ advance written notice to the other:

If to the Company:

Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, MO 63103
Attention: Peter Edison
Fax: (314) 621-1018

With a copy to:

Bryan Cave LLP
One Metropolitan Square
211 N. Broadway Ste. 3600
St. Louis MO 63102
Attn: J. Mark Klamer
Fax: (314) 259-2020

     Section 16. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

     Section 17. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 18. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     Section 19. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

     Section 20. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Warrantholder, and such change, waiver, discharge or termination shall be binding on all future Warrantholders. Notwithstanding the foregoing, the Registration Rights Agreement may be amended as provided for only in the Registration Rights Agreement.

     Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___ day of ___, 2005.

BAKERS FOOTWEAR GROUP, INC.

By:

Name:
Title:

APPENDIX A
BAKERS FOOTWEAR GROUP, INC.
WARRANT EXERCISE FORM

To Bakers Footwear Group, Inc.:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, ___ shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address, or
(electronically (provide DWAC
Instructions:_________________ ), or
(other (specify):
___________________________________________ ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note: The signature must correspond with the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.
Signature: Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

APPENDIX B

Net Issue Election Notice

To: Bakers Footwear Group, Inc.

Date:[_________________________]

     The undersigned hereby elects under Section 3(b) of this Warrant to surrender the right to purchase [___] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [___] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

Exhibit B

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the “Agreement”) is made and entered into as of this ___ day of ___, 2005 by and among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), the “Investors” named in that certain Purchase Agreement by and among the Company and the Investors (the “Purchase Agreement”), and Ryan Beck & Co.

     The parties hereby agree as follows:

     1. Certain Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     “Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share, and any securities into which such shares may hereinafter be reclassified.

     “Investors” shall mean the Investors identified in the Purchase Agreement, and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Warrants or Registrable Securities.

     “Placement Agent” shall mean Ryan Beck & Co. and any permitted transferee of the Placement Agent Warrants.

     “Placement Agent Warrants” shall mean the warrants to purchase Common Stock issued to Ryan Beck & Co. as partial consideration for Ryan Beck & Co.’s services in connection with the issuance of the Shares and Warrants to the Investors pursuant to the Purchase Agreement, which Placement Agent Warrants may be assigned to any of Ryan Beck & Co.’s nominees from time to time.

     “Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

     “Registrable Securities” shall mean (i) the Shares, (ii) the Warrant Shares, (iii) the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, and (iv) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a

Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

     “Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

     “Required Investors” means the Investors holding a majority of the Registrable Securities.

     “SEC” means the U.S. Securities and Exchange Commission.

     “Shares” means the shares of Common Stock issued pursuant to the Purchase Agreement.

     “Transaction Documents” has the meaning set forth in the Purchase Agreement.

     “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Warrants” means, the warrants to purchase shares of Common Stock issued to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit A.

     “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

     2. Registration.

               (a) Registration Statements.

               (i) Promptly following the closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the “Closing Date”) but no later than thirty (30) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Required Investors’ consent), covering the resale of the Registrable Securities in an amount at least equal to the number of Shares plus the number of shares of Common Stock necessary to permit the exercise in full of the Warrants and the Placement Agent Warrants. Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use commercially reasonable efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to the Registration Statement (other than with respect to those shares of Common Stock underlying warrants previously issued to Ryan Beck & Co and any of Ryan Beck & Co.’s transferees of such warrants, which shall be covered by such Registration Statement). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors, the Placement Agent and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities. The parties agree that the Company will not be liable for any liquidated damages in respect of the Warrants or the Placement Agent Warrants. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. Such payments shall be made to each Investor in cash.

               (ii) Additional Registrable Securities. Upon the written demand of any Investor following any change in the Warrant Price (as defined in the Warrants and the Placement Agent Warrants) such that additional shares of Common Stock become issuable upon the exercise of the Warrants or the Placement Agent Warrants, the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional shares of Common Stock (the “Additional Shares”), subject to the Required Investors’ consent) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. The Company shall use commercially reasonable efforts to obtain from each person who has piggyback registration rights a waiver of those rights with respect to such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors, the Placement Agent and their counsel prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC within thirty (30) days following the occurrence of the event giving rise to the issuance of such Additional Shares, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares. The parties agree that the Company will not be liable for any liquidated damages in respect of the Warrants or the Placement Agent Warrants. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. Such payments shall be made to each Investor in cash.

               (b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors and the Investors’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

               (c) Effectiveness.

               (i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Investors and the Placement Agent by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall as soon as reasonably practicable provide the Investors and the Placement Agent with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A)(y) a Registration Statement covering the Registrable Securities is not declared effective by the SEC within ninety (90) days after the Closing Date (one hundred twenty (120) days if such Registration Statement is reviewed by the SEC) (the “Effectiveness Deadline”), or (z) a Registration Statement covering Additional Shares is not declared effective by the SEC within ninety (90) days (one hundred twenty (120) days if such Registration Statement is reviewed by the SEC) following the time such Registration Statement was required to be filed pursuant to Section 2(a)(ii), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). The parties agree that the Company will not be liable for any liquidated damages in respect of the Warrants or the Placement Agent Warrants. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Investor in cash.

               (ii) Notwithstanding anything to contrary, for not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may delay, suspend the use of, or withdraw any Registration Statement or qualification of Registrable Securities if the Company in good faith determines that any such Registration Statement, or the use thereof, would materially and adversely affect any material corporate event or would otherwise require disclosure of nonpublic information which the Company determines, in its reasonable judgment, is not in the best interests of the Company at such time, or, in the Company’s discretion, if the Company determines that an event described in Section 3(h) has occurred (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors and the Placement Agent in writing of the existence of (but in no event, without the prior written consent of an Investor or the Placement Agent, shall the Company disclose to such Investor or the Placement Agent any of the facts or circumstances regarding) the event giving rise to an Allowed Delay, provided that the Company shall not be required to disclose material nonpublic information to an Investor or the Placement Agent, (b) advise the Investors and the Placement Agent in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

     3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

               (a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, (ii) the date on which all Registrable Securities covered by such Registration Statement (other than with respect to Registrable Securities owned by Affiliates of the Company) may be sold pursuant to Rule 144(k) or (iii) three (3) years from the Closing Date (the “Effectiveness Period”), and advise the Investors in writing when the Effectiveness Period has expired;

               (b) prepare and file with the SEC such amendments, prospectus supplements or post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

               (c) provide copies to and permit counsel designated by the Investors and the Placement Agent to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects based upon such counsel’s belief that such Registration Statement is not in compliance with applicable laws, rules or regulations or contains a material misstatement or omission;

               (d) furnish to the Investors, the Placement Agent and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor and the Placement Agent may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor or the Placement Agent that are covered by the related Registration Statement;

               (e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

               (f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify, or exempt therefrom, or cooperate with the Investors, the Placement Agent and their counsel in connection with the registration or qualification, or exemption therefrom, of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and the Placement Agent and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

               (g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

               (h) immediately notify the Investors and the Placement Agent, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event or the passage of time as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus or the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

               (i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 50th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 105th day after the end of such fourth fiscal quarter).

               (j) With a view to making available to the Investors and the Placement Agent the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors and the Placement Agent to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor and the Placement Agent upon request, as long as such Investor or the Placement Agent owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, and (B) such other information as may be reasonably requested in order to avail such Investor or the Placement Agent of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

     4. Due Diligence Review; Information. The Company shall make available, during normal business hours, upon reasonable request, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

       Notwithstanding any of the foregoing, nothing herein shall obligate the Company to provide to the Investors or the Placement Agent, or any advisors or representatives or underwriters any material nonpublic information. The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

     5. Obligations of the Investors and Placement Agent.

               (a) The Placement Agent and each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Placement Agent and each Investor of the information the Company requires from the Placement Agent or such Investor if the Placement Agent or such Investor elects to have any of the Registrable Securities included in the Registration Statement. The Placement Agent or an Investor, as the case may be, shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if the Placement Agent or such Investor elects to have any of the Registrable Securities included in the Registration Statement. The Company shall not be required to include the Registrable Securities of an Investor or the Placement Agent in a Registration Statement and shall not be required to pay any liquidated damages or other damages under Section 2 to any person who fails to furnish to the Company such information at least two (2) Business Days prior to such filing date.

               (b) The Placement Agent and each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Placement Agent or such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

               (c) The Placement Agent and each Investor agrees that, upon receipt of any notice (which may be oral as long as written notice is provided by the next day) from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, the Placement Agent and such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until otherwise notified in writing by the Company or until the Placement Agent’s or Investor’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Placement Agent and the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Placement Agent’s or the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

               (d) The Investors and Placement Agent acknowledge and agree that, as described in Schedule 5(d) hereto, other security holders of the Company have the right to include such securities, in addition to the Registrable Securities, in any Registration Statement filed or maintained by the Company pursuant to this Agreement or the Transaction Documents, provided, however, the Company shall use its commercially reasonable efforts to obtain a waiver of such rights from the holders thereof, other than as set forth in Section 2(a)(i).

               (e) Each Investor and the Placement Agent covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

               (f) Neither any Investor nor the Placement Agent may use any confidential information received by it pursuant to this Agreement or the Purchase Agreement (including, without limitation, any notice referred to in Section 2(c)(ii) or 3(h) hereof) in violation of the 1934 Act or other applicable state or federal securities law or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation hereof) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to the Company and it has been provided a reasonable opportunity to object to such disclosure, with the reasonable cooperation and assistance of such Investor or Placement Agent. Each Investor and the Placement Agent agrees to comply with the 1933 Act and other applicable laws in connection with the offer or sale of any Registrable Securities. The obligations in this Section 5(f) shall survive the expiration or termination of this Agreement.

     6. Indemnification.

               (a) Indemnification by the Company. The Company will indemnify and hold harmless the Placement Agent, each Investor, and each of their respective officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls the Placement Agent or such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Placement Agent’s or an Investor’s behalf and will reimburse the Placement Agent, such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Placement Agent or such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, or to the extent that such information relates to such Investor or Placement Agent or such Investor’s or Placement Agent’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Investor or Placement Agent for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Placement Agent and the Investors have approved Exhibit A hereto for this purpose), or in the case of an occurrence of an Allowed Delay or of an event of the type specified in Section 3(h), the use by such Investor or Placement Agent of an outdated or defective Prospectus after the Company has notified such Investor or Placement Agent in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor or Placement Agent of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.

               (b) Indemnification by the Placement Agent and Investors. The Placement Agent and each Investor agree, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information furnished in writing by the Placement Agent or such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or to the extent that such information relates to such Investor’s or Placement Agent’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Investor or Placement Agent for use in the Registration Statement (it being understood that the Investors and Placement Agent have approved Exhibit A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of an Allowed Delay or an event of the type specified in Section 3(h), the use by such Investor or Placement Agent of an outdated or defective Prospectus after the Company has notified such Investor or Placement Agent in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor or Placement Agent of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected. In no event shall the liability of the Placement Agent or an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Placement Agent or such Investor in connection with any claim relating to this Section 6 and the amount of any damages the Placement Agent or such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Placement Agent or such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

               (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

               (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

     7. Miscellaneous.

               (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written waiver or consent to such amendment, action or omission to act, of the Required Investors.

               (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.4 of the Purchase Agreement.

               (c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Placement Agent, the Investors and their respective successors and assigns. The Placement Agent and any Investor may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the 1933 Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, an executed counterpart of which shall be furnished to the Company, its rights hereunder in connection with the transfer of Registrable Securities by the Placement Agent or such Investor to such person, provided that the Placement Agent or such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

               (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

               (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

               (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

               (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

               (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, except for, and as provided in the Transaction Documents.

               (k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	BAKERS FOOTWEAR GROUP, INC.

By:
Name:
Title:

The Placement Agent:	RYAN BECK & CO.

By:
Name:
Title:
The Investors:

Exhibit A

Plan of Distribution

     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - short sales effected after the date of this Prospectus;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     - a combination of any such methods of sale; and

     - any other method permitted pursuant to applicable law.

     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which the shares (other than shares held by our Affiliates) may be sold pursuant to Rule 144(k) of the Securities Act and (3)                      ___, 2008 [i.e., insert the three (3) year anniversary of the Closing Date].

Exhibit C

Exhibit 7.1(i)

LOCK-UP LETTER AGREEMENT

To Bakers Footwear Group, Inc.

Dear Sirs:

Reference is made to that certain Purchase Agreement (the “Purchase Agreement”), dated March __, 2005, among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), and the “Investors” party thereto relating to a proposed purchase by the Investors of up to 1,000,000 shares of the Company’s Common Stock (the “Offering”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

In order to induce the Investors to enter into the Purchase Agreement and to consummate the transactions contemplated therein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees not to, without the prior written consent of the Requisite Holders, during the Lock-Up Period (as defined below), directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer (collectively, a “Disposition”) any shares of the Company’s Common Stock or securities convertible into or exchangeable for shares of the Company’s Common Stock (collectively, the “Company Securities”), or enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Company Securities, whether any such swap or transaction is to be settled by delivery of Company Securities, in cash or otherwise, except that the undersigned may (i) transfer Company Securities as a bona fide gift or gifts, provided that the donee or donees thereof agree(s) to be bound by the restrictions set forth herein, (ii) transfer Company Securities to the undersigned’s Family Group (“Family Group” means an individual’s spouse, ex-spouse, lineal descendants, father, mother, brother, sister or domestic partner, whether by law or otherwise, or any grandparent, mother-in-law, father-in-law, daughter-in-law, brother-in-law, stepchild, grandchild, step-grandchild, uncle, niece or nephew, including adoptive relationships, and any family limited partnership, limited liability company or trust or other fiduciary relationship solely for the benefit of such individual and/or any of the foregoing), provided that the member of such Family Group agree(s) to be bound by the restrictions set forth herein, (iii) transfer Company Securities by will or the laws of descent and distribution upon the death of the undersigned to his/her executors or administrators or legal successors, including without limitation trustee(s), or pursuant to a divorce decree or (iv) exercise options to purchase the Company’s Common Stock, which options have been issued before consummation of the Offering.

     For purposes hereof, the “Lock-Up Period” shall mean the period commencing on the date hereof and expiring on the ninetieth (90th) day following the effectiveness of the registration statement covering the Shares and Warrant Shares issued pursuant to the Offering.

     The foregoing restriction has been expressly agreed to preclude the undersigned holder of the Company Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Company Securities during the Lock-Up Period, even if such Company Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Company Securities or with respect to any securities (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from the Company Securities.

     The undersigned understands that the Company and the Investors will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Lock-Up Letter Agreement may not be amended or waived without the express written consent of the Requisite Holders.

Very truly yours,

By:
      Name:
      Title:

Dated: